As filed with the Securities and Exchange Commission on August 20, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549
_______________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange Commission on August 20, 2026
_______________________
APOGEE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	41-0919654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 West 78th Street, Suite 520 Minneapolis, Minnesota	55435
(Address of Principal Executive Offices)	(Zip Code)

2019 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED (2026)
(Full title of the plan)
Bryan A. Welp Vice President, General Counsel and Secretary Apogee Enterprises, Inc. 4400 West 78th Street, Suite 520 Minneapolis, Minnesota 55435 (Name and address of agent for service)
(952) 487-7594 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a larger accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of “larger accelerated filler,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	X	Accelerated filer
Non-accelerated filer		Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Apogee Enterprises, Inc. (the “Company”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register an additional 800,000 shares of the Company’s common stock, par value $0.33 1/3 per share (“Common Stock”), issuable pursuant to the Apogee Enterprises, Inc. 2019 Stock Incentive Plan, as Amended and Restated (2026) (the “Plan”). The amendment of the Plan to reserve the additional shares for future issuance thereunder was approved by the Board of Directors (the “Board”) of the Company at a meeting of the Board held on April 23, 2026 and by the shareholders of the Company at our 2026 Annual Meeting held on June 24, 2026. In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plan (Registration Statement No 333-257410) is incorporated by reference herein, to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
The following documents that have been filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:
(a) Registrant’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026, filed on April 24, 2026;
(b) Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 30, 2026, filed on June 30, 2026;
(c) Registrant’s Current Report on Form 8-K filed on June 26, 2026; June 29, 2026; July 1, 2026; and August 5, 2026; and,
(d) The description of our common stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended February 28, 2026.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports (or portions thereof) on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise explicitly indicated therein) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, are incorporated by reference herein and are a part hereof from the respective dates of filing of such documents.

Item 8.     Exhibits.

4.1	Restated Articles of Incorporation of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to Apogee’s Annual Report on Form 10-K for the year ended February 28, 2004.
4.2
Articles of Amendment to the Restated Articles of Incorporation of Apogee Enterprises, Inc., as filed with the Minnesota Secretary of State on January 15, 2020 (incorporated by reference to Exhibit 3.1 to Apogee’s Current Report on Form 8-K filed on January 16, 2020).

4.3	Amended and Restated Bylaws of Apogee Enterprises, Inc. as of April 21, 2021 (incorporated by reference to Exhibit 3.3 to Registrant’s Quarterly Report on Form 10-Q filed on July 1, 2021).
4.4	Specimen certificate for shares of common stock of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 4.1 to Registrant's Quarterly Report on Form 10-Q filed on July 1, 2021.)
4.5	Apogee Enterprises, Inc. 2019 Stock Incentive Plan, as Amended and Restated (2026)*
5.1	Opinion of Dorsey & Whitney LLP*
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)*
23.2	Consent of Independent Registered Public Accounting Firm*
24.1	Power of Attorney*
107	Calculation of Filing Fee Table*
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 20, 2026.

APOGEE ENTERPRISES, INC.

/s/Donald A. Nolan
Donald A. Nolan
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on August 20, 2026.

Signatures	Title
/s/Donald A. Nolan	Chief Executive Officer and Executive Chair
Donald A. Nolan	(principal executive officer)
/s/Mark R. Augdahl	Executive Vice President, Chief Financial Officer
Mark R. Augdahl	(principal financial and accounting officer)
*	Director
Christina M. Alvord
*	Director
Joseph B. Hayek
*	Director
Suresh Krishna
*	Director
Elizabeth M. Lilly
*	Director
Herbert K. Parker
*	Lead Director
Mark A. Pompa
*	Director
Patricia K. Wagner

*By:	/s/Bryan A. Welp
Bryan A. Welp
Attorney-in-Fact